Exhibit 3(II)

AMENDED AND RESTATED BY-LAWS
AS OF AUGUST 2, 2006
LASERCARD CORPORATION

ARTICLE 1. OFFICES

1.1    Principal Office. The principal executive office and place of business of the corporation (hereafter called the "principal office") is fixed and located at:

1875 North Shoreline Boulevard
Mountain View, CA 94043

The Board of Directors shall have the authority from time to time to change the principal office from one location to another by amending this Section 1.1.

1.2    Registered Office. The registered office of the corpo-ration in Delaware is located as set forth in the Certificate of Incorporation. The Board of Directors may by resolution change such location and shall then make appropriate filings with the Delaware Secretary of State and the Office of the Recorder for the county in which the new registered office is located.

1.3    Other Offices. One or more branches or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

ARTICLE 2. MEETINGS OF STOCKHOLDERS

2.1    Place of Meetings. Meetings of the stockholders shall be held at any place within or outside the State of Delaware that may be designated by the Board of Directors. If no such designation is made, the meetings shall be held at the principal office of the corporation designated in Section 1.1 of these By-Laws.

2.2    Annual Meetings. Unless some other time or date shall be selected by the Board of Directors, beginning in 2007, the annual meeting of the stockholders shall be held on the third Friday of September in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 2:00 P.M., at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Whenever held, any business transacted or election held at a duly called and held annual meeting shall be as valid as if transacted or held at an annual meeting on the date above specified.

2.3    Special Meetings. Special meetings of the stockholders of the corporation may be called for any purpose or purposes by (a) the Chairman of the Board of Directors, (b) stockholders entitled to cast not less than a majority of the total authorized voting power of the corporation entitled to cast votes on the matters to be considered at the special meeting, or (c) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

In order for a special meeting to be called by any person or persons other than the Board of Directors, a written request for such meeting, specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation (or to the Chief Executive Officer or Secretary of the corporation in the event that the meeting is called by the Chairman). No business may be transacted at such special meeting otherwise than as specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 9 of this Article 2. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4    Notice of Stockholders' Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) (or if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, but any proper matter may be presented by the Board of Directors at the meeting for such action. The notice of any meeting at which directors are to be elected, or a proxy statement accompanying such notice, shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

Notice of a stockholders' meeting shall be given either personally or by first or third class mail or other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the corporation is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail postage prepaid or sent by other means of written communication. No notice need to be given to those stockholder specified in Section 230 of the Law. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the corporation that notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein.

2.5    Quorum and Required Vote.

 (a)     At any meeting of the stockholders, a majority of the shares of the corporation entitled to vote, represented in person or by proxy at the meeting, shall constitute a quorum for the transaction of business.

 (b)     In all matters other than the election of directors, the affirmative vote of a majority of the shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a duly held meeting at which a quorum is present, shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Law, the Certificate of Incorporation, or the Bylaws of this corporation. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(c)              Stockholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares originally present at the time the quorum was determined and which shares are entitled to vote on the subject matter.

2.6    Adjourned Meeting. Any annual or special stockholders' meeting may be adjourned from time to time, even though a quorum is not present, by the vote of the holders of a majority of the voting shares represented at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 2.5 of these By-Laws.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stock-holder of record entitled to vote at the meeting.

2.7    Waiver or Consent by Stockholders. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice of the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice.

2.8    Action Without Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such written consent may be signed in counterparts and, in order to be effective, shall bear the date of signature of each stockholder who signs the consent and be delivered within sixty (60) days of the earliest dated consent to the corporation's registered office in Delaware, its principal place of business, or an officer or agent of the corpo-ration having custody of the book in which proceedings of meetings of stockholders are recorded. To be effective, delivery made to the corporation's registered office shall only be by hand or by certi-fied or registered mail, return receipt requested; delivery to the principal place of business or to an officer or agent of the corporation may be made also by other means. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stock-holders who have not consented in writing.

Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

2.9    Record Date and Voting Rights. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in Section 5.1 for the deter-mination of stockholders of record shall be entitled to notice of and to vote at such meeting of stockholders. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the day on which the first written consent is given, and if such Board action is required, shall be the day that the Board adopted a resolution taking such action; and the record date for determining stock-holders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. Unless the Board of Directors chooses to fix a new record date for an adjourned meeting, the record date for the adjourned meeting shall be that of the original meeting.

Except as may be otherwise provided in the Certificate of Incor-poration, the holder of each outstanding share, regardless of class, shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders. The voting of shares held in a fiduciary capacity, held of record by two or more per-sons, or which are pledged or subject to a voting agreement or trust shall be determined by and subject to Sections 217 and 218 of the Law. Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any stockholder made at the meeting and before the voting begins.

2.10         Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the stockholder confirming the proxy or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, unless the proxy states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable proxy. Except for such irrevocable proxies, such revocation may be effected by a writing delivered to the corpora-tion stating that the proxy is revoked or by a sub-sequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

2.11         Inspectors of Election. In advance of any meeting of stockholders the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of stockholders may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and ques-tions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.

2.12         List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stock-holders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.13         Nominations and Proposals.

(a)     The Board of Directors of the corporation may nominate candidates for election as directors of the corporation and may propose such other matters for approval of the stockholders as the Board deems necessary or appropriate.

(b)     Nominations for election of members of the Board of Directors may also be made by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any such nominations under this paragraph must be made in writing and must be received by the Secretary, at the principal offices of the corporation, by the close of business on a date which is not less than one hundred twenty (120) days prior to the meeting; provided, however, that if less than one hundred twenty (120) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed to stockholders of record or such public disclosure was made; and provided, further, that public disclosure shall in all cases be deemed to have been made of any annual meeting held on the date specified in these By-Laws. Such notification must contain the following information: (i) the name and address of each proposed nominee, (ii) the principal occupation of each proposed nominee, (iii) the number of shares (if any) of capital stock of the corporation owned of record or beneficially by each proposed nominee, (iv) the name and residence address of the notifying stockholder, (v) the number of shares of capital stock of the corporation owned by the notifying stockholder, (vi) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt, and (vii) any other information relating to such nominee that is required to be disclosed in a proxy statement soliciting proxies for the election of directors or is otherwise required to be provided by the stockholder pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The notification shall (1) be signed by the nominating stockholder and by each nominee, (2) be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee, and (3) confirm the accuracy of all of the above-described information contained in the notice. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his or her instructions, the Inspector(s) of Election shall disregard all votes cast for each such nominee.

(c)      No proposal by any person other than the Board of Directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the corporation unless written notice of such proposal shall have been given by the person advancing such proposal and actually received by the Secretary of the corporation, at the principal offices of the corporation, by the close of business on a date which is not less than one hundred twenty (120) days prior to the meeting; provided, however, that if less than one hundred twenty (120) days' notice or prior public disclosure of the date of the meeting is given or made to stock-holders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed to stockholders of record or such public disclosure was made; and provided, further, that public disclosure shall in all cases be deemed to have been made of any annual meeting which is held on the date specified in these By-Laws. Such notice must be either delivered to the Secretary or mailed to and received by the Secretary, shall be signed and dated by the person advancing the proposal (the “Proposing Stockholder”), and shall disclose (i) the name and address(es) of the person or group advancing the proposal, (ii) the number of shares of stock in the corporation owned of record or beneficially by the Proposing Stockholder, (iii) any material interest of such person or persons, or of persons affiliated with them, in the proposal, and (iv) such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

ARTICLE 3. DIRECTORS; MANAGEMENT

3.1    Powers. Subject to any provisions of the Certificate of Incorporation and these By-Laws of this corporation and of the Law limiting the powers of the Board of Directors or reserving powers to the stockholders, the Board shall, directly or by dele-gation, manage the business and affairs of the corporation and exercise all corporate powers permitted by law.

3.2    Number and Qualification of Directors. The authorized number of directors shall be seven (7), unless and until changed by a proper amendment to this Section 3.2. A reduction in the authorized number of directors shall not remove any director prior to the expiration of such director's term of office. Directors need not be stockholders of the corporation.

3.3    Election and Term of Office. The directors shall be elected annually by the stockholders at the annual meeting of the stockholders; provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the stockholders called and held for that purpose. The term of office of the directors shall, except as provided in Section 3.4, begin immediately after their election and shall continue until their respective successors are elected and qualified or until earlier resignation or removal.

3.4    Removal of Directors. A director may be removed from office by the Board of Directors if he is declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed from office with or without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

3.5    Vacancies.

 (a)     A vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the authorized number of directors is increased or the stockholders fail to elect the full authorized number of directors. Any director may resign by giving written notice to the Chairman of the Board, or in his or her absence the Secretary, which resignation shall be effective upon the giving of such notice, unless the notice specifies a later time for the effectiveness of such resignation.

 (b)     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

 (c)      If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstand-ing having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the Law as far as applicable. Otherwise, the stockholders shall not be entitled to fill a vacancy or newly created director-ship except at an annual meeting or at a special meeting called pursuant to Section 2.3 for such purpose. Notwith-standing the foregoing, if at any time, by reason of death or resignation or other cause, the corporation should have no direc-tors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Law.

3.6    Place of Meetings. Regular and special meetings of the Board of Directors shall be held at any place within or outside the State of Delaware that is designated by resolution of the Board or, either before or after the meeting, consented to in writing by all the Board members. If the place of a regular or special meeting is not fixed by resolution or written consents of the Board, it shall be held at the corporation's principal office.

3.7    Organizational Meetings. Immediately following each annual stockholders' meeting, the Board of Directors shall hold an organizational meeting to organize, elect officers, and transact other business. Notice of this meeting shall not be required.

3.8    Other Regular Meetings. The Board of Directors may, by resolution, fix any time, date and place for other regular meetings of the Board of Directors; provided, however, that any director not present at the meeting at which such resolution was adopted receives notice of the adoption of such resolution and the time and place of such meetings prior to the first regular meeting held pursuant to such resolution. Such notice of the adoption of the resolution must comply with the notice provisions of Section 3.9 of these By-Laws as if the first regular meeting were a special meeting. After the first regular meeting held pursuant to such resolution, no notice of regular meetings held pursuant to this paragraph and such resolution shall be required.

3.9    Special Meetings.

 (a)    Special meetings of the Board of Directors for any purpose or purposes may be called at any time or place by the Chairman of the Board, or by either the Chief Executive Officer or the President in the event of the non-election of the Chairman of the Board or his or her unreachability in the event of an emergency or his or her inability or refusal to act, or by any two directors.

 (b)    Notice of the time and place of special meetings shall be given in any one of the following manners:

   (i)          if delivered in person or by telephone, such notice shall be delivered at least forty-eight (48) hours prior to the time the meeting is to be held. Such notice may be communicated either to the director or to a person at the home or business of the director when the per-son delivering the notice has reason to believe such person will promptly communicate it to the director. Such notice shall be considered delivered when the person noticing the meeting believes in good faith that the notified person has heard and acknowledged the notice;

   (ii)         if delivered by telegram, such notice shall be delivered to a common carrier, charges prepaid, for transmission to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier shall be due and legal notice to such director;

   (iii)        if delivered by overnight courier service, including without limitation such services as Express Mail and Federal Express, such notice shall be delivered to such courier service, charges prepaid, for delivery to the director no later than two days prior to the day upon which the meeting is to be held. Delivery to a courier service shall be due and legal notice to such director;

   (iv)        if delivered by facsimile transmission, such notice shall be either delivered to a common carrier, charges prepaid, for transmission to the director or transmitted by or under the direction of the person giving notice to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Deliv-ery to a common carrier or transmission of a fac-simile shall be due and legal notice to such director;

   (v)         if delivered by first-class mail, such notice shall be deposited in the United States mail, postage prepaid, at least four (4) days prior to the date of the meeting to be held. Deposit in the U.S. mail shall be due and legal notice to such director.

   (vi)        if delivered by electronic mail (e-mail) transmission, such notice shall be transmitted by or under the direction of the person giving notice to the directors at least forty-eight (48) hours prior to the time the meeting is to be held. Transmission of an e-mail shall be legal notice to such director.

The notice need not specify the place of the meeting if the meeting is to be held at the principal office of the corpora-tion.

3.10         Quorum . A majority of the authorized number of directors, but in no event less than two (2) (unless the authorized number of directors is one (1)), shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 3.12. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Certificate of Incorporation, or these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

3.11         Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purposes of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice of the meeting either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12          Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

3.13         Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

3.14         Telephone Participation. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Such parti-cipation constitutes presence in person at such meeting.

3.15         Action Without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board. Such action by written consent shall have the same effect as a unanimous vote of directors.

3.16         Fees and Compensation. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board of Directors.

3.17         Certain Corporate Loans and Guaranties. The corpora-tion may make loans of money or property to, or guarantee the obliga-tions of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its sub-sidi-ary, or adopt an employee benefit plan or plans author-izing such loans or guaranties, upon the approval of the Board of Directors alone if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corpor-ation.

3.18         Sarbanes-Oxley Act. Notwithstanding anything in these By-Laws to the contrary, the corporation shall not extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or executive officer in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

ARTICLE 4. OFFICERS

4.1    Officers. The officers of the corporation shall be a Chief Executive Officer, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers who may be appointed under Section 4.3 of these Bylaws.

4.2    Election. The officers of the corporation, except those appointed under Section 4.3 of these Bylaws, shall be chosen annually by the Board of Directors, and each shall hold his or her office at the pleasure of the Board of Directors until he or she resigns or is removed or otherwise disqualified to serve, or his or her successor is elected and qualified.

4.3    Subordinate Officers. The Board of Directors may appoint, and may authorize the Chief Executive Officer to appoint, any other officers that the business of the corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in the Bylaws or by the Board of Directors.

4.4    Removal and Resignation. Any officer may be removed with or without cause either by the Board of Directors at any regular or special Board meeting or, except for an officer chosen by the Board, by an officer on whom the power of removal may be specifically conferred by the Board.

        Any officer may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board, or in the event of the non-election or absence of the Chairman of the Board, to the Chief Executive Officer. An officer’s resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

4.5    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to the office.

4.6    Chairman of the Board. The Board of Directors may in its discretion elect a Chairman of the Board, who shall preside at all meetings of the Board and stockholders at which he or she is present and shall exercise and perform such other powers and duties as are prescribed for this office by these Bylaws or by the Board. The Chairman of the Board shall be, ex officio, a member of all standing committees of the Board, including the Executive Committee, if any.

4.7    Chief Executive Officer. Subject to any supervisory powers that may be given by the Board of Directors or these Bylaws to the Chairman of the Board, the Chief Executive Officer shall be the general manager and chief executive officer of the corporation; shall, subject to the control of the Board, have general supervision, direction, and control over the corporation's business and officers; and shall have the general powers and duties of management usually vested in a corporation's chief executive officer. He or she shall also have any other powers and duties that are prescribed for this office by the Board or these Bylaws. The Chief Executive Officer shall be ex officio a member of all the standing committees of the Board, including the Executive Committee, if any. The Chief Executive Officer shall also bear the title of President.

4.8    Chief Operating Officer. The Chief Operating Officer shall have such management responsibilities and authority relative to the business of the Company as may be prescribed by the Board of Directors or the By-Laws or as the Chief Executive Officer shall delegate.

4.9    Vice Presidents. Each Vice President shall have any other powers and perform any other duties that are prescribed for his or her office by the Board or the Bylaws or as the Chief Executive Officer shall delegate. The corporation may also have non-officer vice presidents who shall have the title of vice president but shall not be officers of the corporation.

4.10         Secretary. The Secretary shall keep or cause to be kept, and be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors’ and stockholders’ meetings and meetings of the standing committees. The minutes of each meeting shall state the time and place that it was held, whether it was regular or special, if a special meeting, how it was authorized, the notice given, the names of those present or represented at stockholders’ meetings, and the proceedings of the meetings.

        The Secretary shall give, or cause to be given, notice of all directors’ and stockholders’ meetings required to be given under these Bylaws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board or the Bylaws.

4.11         Chief Financial Officer. The Chief Financial Officer and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation in accordance with the banking and investment guidelines established by the Board of Directors. He or she shall disburse the corporation’s funds as ordered by the Board of Directors; shall render to the Chief Executive Officer and directors, whenever they request it, an account of all his or her transactions as the corporation’s chief financial officer and of the corporation’s financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the Bylaws.

                The Chief Financial Officer shall also keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the stockholders’ names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation, to the extent required by law.

        If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his or her office and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in his or her possession or under his or her control on his or her death, resignation, retirement, or removal from office.

4.12          Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the Secretary of this corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.13         Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors.

4.14         Succession. If the Chief Executive Officer is absent or unable or refuses to act, the Chief Operating Officer, a Vice President, or the Chief Financial Officer, as designated by the Board, shall temporarily perform all of his or her respective duties, and when so acting shall have all his or her respective powers, subject to such limitations thereon as may be imposed by the Board.

ARTICLE 5. GENERAL CORPORATE MATTERS

5.1    Record Date and Closing of Stockbooks. The Board of Directors may fix a time in the future as a record date for determining stockholders entitled to notice of and to vote at any stockholders' meeting, entitled to consent to corporate action, or entitled to receive payment of any dividend, or other distri-bution or allotment of any rights, or entitled to exercise any rights in respect of any change, commis-sion or exchange of stock or for the purpose of any other lawful action. The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, shall not, however, be more than sixty (60) nor less than ten (10) days prior to the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to receive payments of any dividend or other distribution or allotment of any rights or for determining the stockholders entitled to exercise any rights in respect of any change, conver-sion or exchange of stock, or for the purpose of any other lawful action, shall not be more than sixty (60) days prior to such action. If a record date is fixed for a par-ticular meeting or event, only stockholders of record on that date are entitled to notice and to vote and to receive the divi-dend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwith-standing any transfer of any shares on the books of the corporation after the record date.

5.2    Corporate Records and Inspection by Stockholders and Directors. The corporation shall, either at its principal office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, books of minutes of meetings or consents of the Board of Directors, committees thereof, and stockholders and other records. Any stockholder of record, in person or by attorney or other agent, shall, upon five days' prior written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corpora-tion's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

Any director shall have the right to examine the corpora-tion's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

5.3    Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.

5.4    Corporate Contracts and Instruments; How Executed. Except as otherwise provided in the By-Laws, officers, agents or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the corporation's name and on its behalf. This authority may be general or confined to specific instances.

5.5    Stock Certificates. One or more certificates for shares of the corporation’s capital stock shall be issued to each stockholder for any of such stockholder’s shares that are fully paid up. The corporate seal or its facsimile may be fixed on certificates. All certificates shall be signed by the Chief Executive Officer and the Secretary. Any or all of the signatures on the certificate may be facsimile signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

5.6    Lost Certificates. No new share certificate that replaces an old one shall be issued unless the old one is surrendered and cancelled at the same time; provided, however, that if any share certificate is lost, stolen, mutilated, or destroyed, the Chief Executive Officer and Secretary may cause to be issued a new certificate replacing the old one on any terms and conditions, including a bond or other reasonable arrangement for indemnifica-tion of the corporation, that the Chief Executive Officer may specify.

5.7    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law (heretofore and hereafter the "Law") shall govern the construction of these By-Laws. Without limiting the generality of this provi-sion, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE 6. AMENDMENTS

By-Laws may be adopted, amended or repealed by either the affirmative vote or written consent of stockholders owning a majority of the outstanding shares entitled to vote or by the Board of Directors.

ARTICLE 7. COMMITTEES OF THE BOARD

        The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board and with such authority and organization as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified for voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conver-sion into, or the exchange of such shares for, share of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopt an agreement of merger or consolidation under Sections 251 or 252 of the Law, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corpora-tion's property and assets, (d) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (e) amend the By-Laws of the corporation; and, unless the Board resolution establishing the committee, the By-Laws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Law.

    The Board shall designate a chairman for each committee who shall have the sole power to call any committee meeting other than a meeting set by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of the following sections of Article 3 of these By-Laws, Section 3.6 (place of meetings, Section 3.8 (regular meetings), Section 3.9 (special meetings), Section 3.10 (quorum), Section 3.11 (contents of notice and waiver of notice), Section 3.12 (adjournment), Section 3.13 (notice of adjournment), Section 3.14 (telephone participation), and Section 3.15 (action without a meeting), with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE 8. INDEMNIFICATION

8.1    Action, Etc., Other Than By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal, administrative, or investigative, and whether external or internal to the corporation (other than a judicial action or suit brought by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation, or that he or she is or was serving at the request of the corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement (if such settlement is approved by the corporation, which approval shall not be unreasonably withheld or delayed) actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal therein, if the Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best in-terests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

8.2    Action, Etc., By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

8.3    Determination of Right of Indemnification. Any indem-nification under Sections 8.1 or 8.2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.1 and/or 8.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or if such a quorum is obtainable and so directs, by independent legal counsel (chosen either jointly by the corporation and Agent or else by counsel to the corporation) in a written opinion, or (c) by the stockholders.

8.4    Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article 8, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any claim, issue, or matter therein, or an appeal from any such proceeding, action, or claim or matter, such Agent shall be indemnified against all expenses incurred in connection therewith.

8.5    Advances of Expenses. Except as listed by Section 8.6, costs, charges and expenses (including attorneys' fees) incurred in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemni-fication.

8.6    Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification provided for in Sections 8.1, 8.2, or 8.4 shall be made no later than six (6) months after the corporation is given notice of request by Agent, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved. Upon such notice, the corporation shall within two (2) weeks call a Board of Directors meeting to be held within two (2) months of such notice to make a determination as to whether the Agent has met the ap-plicable standard of conduct. The corporation shall retain (at the corporation's expense) independent legal counsel chosen either jointly by the corpora-tion and Agent or else by corporation counsel within two (2) weeks to make such determination, if at such meeting a quorum consisting of directors who were not parties to the relevant action, suit, or proceeding is not obtainable, or if obtainable such quorum refuses to make such determination, but so directs the corporation. If such legal counsel is not so retained or does not make such determination within six (6) weeks, then the Board of Directors shall cause a stockholders meeting to be held within two (2) months to make such a determination.

If a claim under these By-Laws, under any statute, under any provision of any agreement with the corporation, or under the corporation's Certificate of Incorporation providing for indem-nification or advance of expenses, is not paid in full by the corporation within sixty (60) days in case of indemnifica-tion and twenty (20) days in case of advance of expenses after notice of a request for payment thereof has been given to the corporation by Agent, Agent may, but need not, at any time there-after bring an action against the corporation to recover the unpaid amount of the claim or the expense advance and, if success-ful, Agent shall also be entitled to be paid for the expenses (including attorneys' fee) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Agent has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Agent for the amount claimed, and Agent shall be entitled to receive interim payment of expenses pursuant to Section 8.5 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the cor-poration (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Agent is proper in the circumstances because Agent has met the applicable standard of conduct required by applicable law, nor an actual determination by the corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Agent has not met such applicable stan-dard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

8.7    Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, other provision of these By-Laws, the corporation's Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. All right to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the Agent who serves in such capacity at any time these By-Laws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modi-fication thereof shall not affect any rights or obligations then existing. In addition, notwithstanding any other provisions of these By-Laws, the corporation hereby agrees to indemnify the Agent to the fullest extent permitted by law, regardless of whether such indemnification is authorized by any other provision of these By-Laws by the corporation's Certificate of Incorporation, by agreement with the corporation, or by statute.

8.8    Insurance. Upon resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

8.9    Optional Means of Assuring Payment. Upon request by an Agent certifying that the Agent has reasonable grounds to believe the Agent may be made a party to a proceeding for which the Agent may be entitled to be indemnified under this Article 8, the corporation may but is not required to create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

8.10         Constituent Corporations. For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or trustee of such a constituent corporation or who, being or having been such a director, officer, employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

8.11         Other Enterprises, Fines, and Serving at Corporation's Request. For purposes of this Article, references to "other enterprise" in Sections 8.1 and 8.10 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service by Agent as director, officer, employee, trustee, or agent of the corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

8.12         Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, appeal, proceeding, or investigation, whether civil, criminal, or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

8.13         Employees or Agents. The corporation may, by resolu-tion of the Board of Directors, grant an agent or employee of the corporation who is not an officer or director of the corporation and therefore not an Agent, the rights of an Agent under this Article 8.

Rev. 8/2/2006

CERTIFICATE OF SECRETARY

RE: ADOPTION OF AMENDMENT TO BY-LAWS

I, the undersigned, hereby certify that:

1.	I am the duly elected and acting Secretary of LaserCard Corporation, a Delaware corporation (the “Corporation”); and

2.	The foregoing document, consisting of fourteen (14) pages, contain amendments of the By-Laws of the Corporation as duly adopted by the Board of Directors as of the date hereof.

Dated Effective:  August 2, 2006

/s/ STEPHEN M. WURZBURG
Stephen M. Wurzburg
Secretary